EXHIBIT 24

POWER OF ATTORNEY

          We, the undersigned officers and directors of Crompton Corporation, hereby constitute and appoint Vincent A. Calarco, John T. Ferguson II and Barry J. Shainman, and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission in the Registration Statement on Form S-8 for the Crompton Corporation Employee Stock Ownership Plan, and any and all amendments thereto, and to take such other action as such attorney or attorneys may deem necessary or appropriate in connection with such Registration Statement.

     IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on April 24, 2001.

/s/ Vincent A. Calarco Vincent A. Calarco Principal Executive Officer Chairman, President, Chief Executive Officer and Director	/s/ Peter Barna Peter Barna Principal Financial Officer Senior Vice President and Chief Financial Officer

/s/ Michael F. Vagnini Michael F. Vagnini Principal Accounting Officer Corporate Controller	/s/ Robert A. Fox Robert A. Fox Director

/s/ Roger L. Headrick Roger L. Headrick Director	/s/ Leo I. Higdon, Jr. Leo I. Higdon, Jr. Director

/s/ Harry G. Hohn Harry G. Hohn Director	/s/ C.A. Piccolo C.A. Piccolo Director

/s/ Bruce F. Wesson Bruce F. Wesson Director	/s/ Patricia K. Woolf Patricia K. Woolf Director